EXHIBIT 10.68
FIRST AMENDMENT TO THE
LITTELFUSE, INC. SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN

This FIRST AMENDMENT to the LITTELFUSE, INC. SUPPLEMENTAL
RETIREMENT AND SAVINGS PLAN is made by Littelfuse, Inc. (the "Company"), effective as of January 1, 2019.

WITNESSETH:

WHEREAS, the Company sponsors and maintains the Supplemental Retirement and Savings Plan (the "Plan"); and

WHEREAS, the Company wishes to amend the Plan, pursuant to its authority under Section 9.1 of the Plan, to expand the definition of "Participant" to include designated employees of the Company's subsidiary, IXYS, LLC.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Section 1.16 of the Plan is amended by adding subsection (c), to provide the following:

"(c) beginning January 1, 2019, a management employee employed by IXYS, LLC with a base salary equal to or greater than $200,000 per year, as modified from time to time by the Committee."

2.Except as specifically set forth above, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed on this 28 day of November, 2018.

LITTELFUSE, INC.

By: /s/ Ryan K. Stafford
Ryan K. Stafford
Executive Vice President-Chief Legal &
Human Resource Officer